Exhibit 99.1

United Online Reports First Quarter 2015 Financial Results

  Revenues met guidance and Adjusted OIBDA exceeded guidance
  Delivered free cash flow of $3.8 million

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--May 5, 2015--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer services and products over the Internet, today reported financial results for its first quarter ended March 31, 2015.

First Quarter 2015 Consolidated Financial Highlights

  Consolidated revenues were $49.9 million, a decrease of 10% compared to $55.4 million in the first quarter of 2014. Consolidated revenues exceeded the mid-point of the guidance range.
  Consolidated operating loss was $0.3 million as compared to an operating loss of $8.6 million in the first quarter of 2014. Consolidated operating income exceeded the guidance range.
  Consolidated adjusted OIBDA was $5.9 million, an increase of 83% from the first quarter of 2014. Consolidated adjusted OIBDA exceeded the guidance range.
  The company remained debt free and had cash and cash equivalents of $79.5 million, or $5.51 per diluted share at March 31, 2015, compared to $67.3 million, or $4.84 per diluted share at March 31, 2014.

First Quarter 2015 Business Highlights

  MyPoints’ mobile app Swappable™, which allows users to purchase, share, personalize, and swap gift cards from a variety of merchants, continues to evolve, leveraging twenty years of MyPoints’ loyalty expertise. As a result of key learnings from the soft launch, Swappable’s feature set continues to expand since February 2015 and will soon be marketed to the entire MyPoints’ member base. In 2014, MyPoints shipped approximately 500,000 gift cards to its members.
  In mid-April, the company launched Vobe, a mobile decision making app designed to expand the reach of StayFriends’ social media platform to younger demographics. The app is available on iOS and Android in the U.S. and Europe.
  Classmates continued to build its mobile presence. On a year-over-year basis, Classmates achieved a 36% increase in year-over-year mobile contribution of new free members and a 53% increase in year-over-year mobile contribution of new paid subscribers.

Management Commentary

“We were pleased with our first quarter financial results which were in-line with or above our expectations and demonstrated progress against our initiatives,” commented Francis Lobo, President and Chief Executive Officer. “We made progress in both stabilizing our core business and with our new strategic initiatives. We saw growth with users and engagement in addition to advancing our new product development efforts, which include our entry into the voice space, as well as our two new mobile commerce apps, List+ and Swappable. Early indicators are positive, but it will take time to be fully reflected in our financial performance.”

Business Outlook

United Online is initiating guidance for the second quarter of 2015 as follows:

  Revenues within a range of $48.5 to $51.5 million;
  Adjusted OIBDA within a range of $6.5 to $8.5 million; and
  Operating income within a range of $0.0 to $2.0 million.

United Online is reiterating adjusted OIBDA and increasing Operating income guidance for the full year of 2015 but is lowering the high-end of the revenue guidance range due to the negative impact of foreign exchange as follows:

  Revenues within a range of $214.0 to $219.0 million;
  Adjusted OIBDA within a range of $33.0 to $38.0 million; and
  Operating income within a range of $9.2 to $14.2 million.

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA, a non-GAAP measure.

(in millions)	Second Quarter 2015 Guidance	Full Year 2015 Guidance
Revenues	$48.5 – $51.5	$214.0 – $219.0
Operating Income	$0.0 – $2.0	$9.2 – $14.2
Depreciation	$3.2	$12.4
Amortization of intangible assets	$0.9	$3.2
Stock-based compensation	$1.9	$7.1
Restructuring, transaction-related and litigation or dispute settlement costs	$0.5	$1.1
Adjusted OIBDA(1)	$6.5 – $8.5	$33.0 – $38.0

Conference Call Information

Francis Lobo, President and Chief Executive Officer, and Edward Zinser, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the results as well as the Company's future outlook for the second quarter and full year of 2015 at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, May 5, 2015. To access the call, participants should dial (877) 407-4018 or (201) 689-8471 for participants outside of the U.S. and Canada. The passcode is 13606988. Alternatively, a live webcast of the conference call will be accessible within the Investors section of the company’s website at www.unitedonline.com.

A replay of the broadcast will be available for at least seven days following the call on the company’s website, or by dialing (877) 870-5176 (or (858) 384-5517 outside of the U.S. and Canada) and using the replay passcode, 13606988.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2015	2014
Revenues	$49,907	$55,369

Operating expenses:
Cost of revenues(a)	17,279	19,327
Sales and marketing(a)	12,818	15,007
Technology and development(a)	6,952	7,952
General and administrative(a)	12,538	18,035
Amortization of intangible assets	482	1,381
Restructuring and other exit costs	145	2,256
Total operating expenses	50,214	63,958

Operating loss	(307)	(8,589)

Interest income	90	92
Other income, net	68	13

Loss before income taxes	(149)	(8,484)
Provision for income taxes	710	1,903
Net loss	$(859)	$(10,387)
Income allocated to participating securities	-	-
Net loss attributable to common stockholders	$(859)	$(10,387)

Basic net loss per common share	$(0.06)	$(0.75)
Shares used to calculate basic net loss per common share	14,429	13,896
Diluted net loss per common share	$(0.06)	$(0.75)
Shares used to calculate diluted net loss per common share	14,429	13,896

Shares outstanding at end of period	14,582	14,061

(a) Stock-based compensation was allocated as follows:
Cost of revenues	$70	$58
Sales and marketing	152	180
Technology and development	378	365
General and administrative	1,305	2,268
Total stock-based compensation	$1,905	$2,871

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2015	December 31, 2014

ASSETS
Cash and cash equivalents	$79,521	$78,795
Accounts receivable, net of allowance	11,777	14,509
Inventories, net	6,006	5,416
Deferred tax assets, net	1,659	1,788
Property and equipment, net	22,593	22,781
Goodwill and intangible assets, net	71,867	72,461
Other assets	8,660	9,146
Total assets	$202,083	$204,896

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$14,237	$12,298
Accrued liabilities	25,062	30,829
Member redemption liability	18,025	18,647
Deferred revenue	34,565	34,753
Deferred tax liabilities, net	1,178	890
Other liabilities	7,112	5,766
Total liabilities	100,179	103,183

Stockholders' equity	101,904	101,713

Total liabilities and stockholders' equity	$202,083	$204,896

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(859)	$(10,387)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	3,766	5,045
Stock-based compensation	1,905	2,871
Provision for doubtful accounts receivable	(18)	(43)
Deferred taxes, net	312	702
Tax shortfalls from equity awards	-	(11)
Excess tax benefits from equity awards	-	(56)
Other, net	227	(37)
Change in operating assets and liabilities:
Accounts receivable, net	2,577	5,046
Inventories, net	647	1,467
Other assets	268	1,260
Accounts payable and accrued liabilities	(5,352)	(2,626)
Member redemption liability	(622)	(727)
Deferred revenue	1,083	868
Other liabilities	387	(44)
Net cash provided by operating activities	4,321	3,328

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,841)	(2,247)
Purchases of rights, content and intellectual property	(217)	(224)
Purchases of investments	-	(13)
Proceeds from sales of investments	66	10
Net cash used for investing activities	(1,992)	(2,474)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	851	-
Repurchases of common stock	(1,300)	(2,115)
Excess tax benefits from equity awards	-	56
Net cash used for financing activities	(449)	(2,059)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,154)	190

Change in cash and cash equivalents	726	(1,015)
Cash and cash equivalents, beginning of period	78,795	68,314
Cash and cash equivalents, end of period	$79,521	$67,299

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income (Loss) to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended March 31,
	2015	2014

Operating loss	$(307)	$(8,589)
Depreciation	2,974	3,388
Amortization of intangible assets	792	1,657
Operating income (loss) before depreciation and amortization	3,459	(3,544)
Stock-based compensation	1,905	2,871
Restructuring and other exit costs	145	2,256
Litigation or dispute settlement charges	140	1,635
Transaction-related costs	233	-
Adjusted OIBDA	$5,882	$3,218

Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(2)
(in thousands)

	Quarter Ended March 31,
	2015	2014
Net cash provided by operating activities	$4,321	$3,328
Adjustments:
Capital expenditures	(1,841)	(2,247)
Excess tax benefits from equity awards	-	56
Cash paid for restructuring and other exit costs	269	891
Cash paid for litigation or dispute settlement charges	861	380
Cash paid for transaction-related costs	195	575
Free cash flow	$3,805	$2,983

UNITED ONLINE, INC.
Unaudited Segment Information (a)
(in thousands)

	Quarter Ended March 31,
	2015	2014

Communications
Revenues:
Services	$16,976	$17,368
Products	1,770	1,997
Advertising	5,518	6,309
Total revenues	24,264	25,674

Operating expenses:
Cost of revenues	10,838	11,065
Sales and marketing	3,637	4,364
Technology and development	2,819	2,694
General and administrative	2,555	2,594
Restructuring and other exit costs	106	187
Total operating expenses	19,955	20,904

Operating income	4,309	4,770

Depreciation	768	749
Segment income from operations	5,077	5,519
Stock-based compensation	534	544
Restructuring and other exit costs	106	187
Litigation or dispute settlement charges	62	-
Segment adjusted OIBDA	$5,779	$6,250

Commerce & Loyalty
Revenues:
Advertising and other	$7,145	$8,599
Total revenues	7,145	8,599

Operating expenses:
Cost of revenues	3,411	4,597
Sales and marketing	2,203	2,728
Technology and development	885	1,291
General and administrative	1,053	1,186
Amortization of intangible assets	72	71
Restructuring and other exit costs	(2)	998
Total operating expenses	7,622	10,871

Operating loss	(477)	(2,272)

Depreciation	352	579
Amortization of intangible assets	72	71
Segment loss from operations	(53)	(1,622)
Stock-based compensation	154	140
Restructuring and other exit costs	(2)	998
Litigation or dispute settlement charges	33	-
Segment adjusted OIBDA	$132	$(484)

Social Media
Revenues:
Services	$16,575	$19,510
Products	505	416
Advertising and other	1,679	1,318
Total revenues	18,759	21,244

Operating expenses:
Cost of revenues	3,046	3,677
Sales and marketing	7,223	8,145
Technology and development	3,248	3,967
General and administrative	3,031	5,706
Amortization of intangible assets	410	1,310
Restructuring and other exit costs	3	221
Total operating expenses	16,961	23,026

Operating income (loss)	1,798	(1,782)

Depreciation	1,687	1,962
Amortization of intangible assets	720	1,586
Segment income from operations	4,205	1,766
Stock-based compensation	291	397
Restructuring and other exit costs	3	221
Litigation or dispute settlement charges	-	1,255
Segment adjusted OIBDA	$4,499	$3,639

Total segment adjusted OIBDA	$10,410	$9,405

Reconciliation of segment revenues to consolidated revenues:
Communications	$24,264	$25,674
Commerce & Loyalty	7,145	8,599
Social Media	18,759	21,244
Corporate	-	94
Intersegment eliminations	(261)	(242)
Consolidated revenues	$49,907	$55,369

Reconciliation of segment operating expenses to consolidated operating expenses:
Communications	$19,955	$20,904
Commerce & Loyalty	7,622	10,871
Social Media	16,961	23,026
Unallocated corporate expenses	5,937	9,399
Intersegment eliminations	(261)	(242)
Consolidated operating expenses	$50,214	$63,958

Reconciliation of segment income (loss) from operations to consolidated operating loss:
Communications	$5,077	$5,519
Commerce & Loyalty	(53)	(1,622)
Social Media	4,205	1,766
Total segment income from operations	9,229	5,663
Corporate revenues	-	94
Depreciation	(2,974)	(3,388)
Amortization of intangible assets	(792)	(1,657)
Unallocated corporate expenses, excluding depreciation	(5,770)	(9,301)
Consolidated operating loss	$(307)	$(8,589)

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
Communications	$5,779	$6,250
Commerce & Loyalty	132	(484)
Social Media	4,499	3,639
Total segment adjusted OIBDA	10,410	9,405
Unallocated corporate expenses	(4,528)	(6,187)
Consolidated adjusted OIBDA	$5,882	$3,218

(a) Effective in the first quarter of 2015, the Company modified how it reports segment information to the Company’s Chief Operating Decision Maker (“CODM”) as the information regularly reviewed by the CODM had changed. As a result of the changes, the Company now reports three operating segments to the CODM, including the Communications segment, as well as separately reporting the operating results of the Commerce & Loyalty and Social Media segments (which in prior periods were reported to the CODM together as the Content & Media segment). This change has been reflected through a retroactive revision of prior-period segment information to conform to the newly-defined segment information set forth in this reporting period.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Consolidated:
Revenues (in thousands)	$49,907	$54,414	$52,862	$54,600	$55,369

Communications:
Segment revenues (in thousands)	$24,264	$26,001	$25,295	$26,195	$25,674
% of consolidated revenues	49%	48%	48%	48%	46%

Pay accounts(3) (in thousands):
Internet access	294	301	314	328	343
Other	184	189	193	197	202
Total Communications pay accounts	478	490	507	525	545

Segment churn(5)	3.1%	2.8%	2.8%	3.0%	3.1%
ARPU(4)	$11.56	$11.14	$10.91	$10.72	$10.42
Segment active accounts(3) (in millions)	1.0	1.0	1.1	1.1	1.1

Commerce & Loyalty:
Segment revenues (in thousands)	$7,145	$9,098	$7,166	$7,355	$8,599
% of consolidated revenues	14%	17%	14%	13%	16%

Gross merchandise sales(6) (in thousands)	$50,669	$68,284	$47,793	$47,155	$47,698

Social Media:
Segment revenues (in thousands)	$18,759	$19,524	$20,623	$21,261	$21,244
% of consolidated revenues	38%	36%	39%	39%	38%

Pay accounts (in thousands)	2,386	2,406	2,485	2,519	2,574
Segment churn	3.1%	3.2%	2.8%	3.0%	3.2%
ARPU	$2.31	$2.44	$2.49	$2.49	$2.49
Segment active accounts (in millions)	8.8	8.3	8.9	9.2	10.2
Average currency exchange rate: EUR to USD	1.13	1.25	1.33	1.37	1.37

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

Non-GAAP Measures and Key Metrics

In evaluating the company’s performance, management uses adjusted OIBDA, calculated both on a consolidated and segment basis, and free cash flow measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses that would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs—Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains—These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs—The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures and Key Metrics

(1) Adjusted operating income (loss) before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income (loss) before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income (loss), directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income (loss) is provided in the accompanying tables. In addition, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the company’s financial results for the foreseeable future.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income (loss) from operations before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income (loss) from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash paid for or received from litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid for or received from litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay dividends, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(3) A pay account is defined as a member who has paid for a subscription to a Communications or Social Media service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free and prepaid mobile broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber because one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or less, as well as a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free mobile broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days. Social Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international social networking websites (excluding schoolFeed, the Names Database and Yearbook app) at least once during the period; and the monthly average for the period of all loyalty marketing members who have earned or redeemed points during such period.

(4) ARPU is calculated by dividing services revenues generated from the pay accounts of our Communications or Social Media segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(5) Our average monthly churn rate for a period is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts, and we do not include customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or more. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

(6) Gross merchandise sales is the total dollar value of Commerce & Loyalty member purchases during the reporting period, excluding applicable taxes and net of refunds, directly on the MyPoints site, on third-party sites accessed through the MyPoints portal, or on other Commerce & Loyalty properties. We include the purchases and refunds that are reported by our partners on or before the 15th calendar day following the end of the reporting period, to allow our partners to report purchases completed within the reporting period.

About United Online®

United Online, Inc. (NASDAQ: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 100 million registered accounts. The Company’s primary Communications service is Internet access. The Company’s Commerce & Loyalty segment provides a complete web, browser and mobile shopper experience through a portfolio of apps, browser extensions and online portals and promotes commerce and other engagement from its loyalty marketing service. The Company’s Social Media segment provides social networking services and products. United Online is headquartered in Woodland Hills, CA, and operates through a global network of locations in the U.S., Germany, and India.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effect of competition; our inability to maintain or increase our advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features, or the success of new business models; our inability to maintain or increase the number of free and pay accounts, visitors to our websites, and members; problems associated with our operations, systems or technologies, including security breaches or inappropriate access to our network systems; our inability to retain key customers, vendors and personnel; changes in tax laws, our business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in our filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. We undertake no obligation to update these forward-looking statements to reflect the impact of events or circumstances arising after the date hereof, unless required by law.

CONTACT:
Investors:
Addo Communications
Laura Bainbridge or Kimberly Orlando, 310-829-5400
investors@untd.com